Exhibit 99.1

NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman        (952) 475-7050        news@tcfbank.com         (Media)
Jason Korstange    (952) 745-2755        investor@tcfbank.com        (Investors)

TCF REPORTS QUARTERLY NET INCOME OF $52.6 MILLION,
OR 29 CENTS PER SHARE

THIRD QUARTER HIGHLIGHTS

- Increased quarterly cash dividend by 50 percent to 7.5 cents per common share
- Loan and lease originations of $3.9 billion, up 11.9 percent from the third quarter of 2014
- Average deposits of $16.0 billion, up 5.4 percent from the third quarter of 2014
- Non-accrual loans and leases of $206.1 million, down 25.1 percent from the third quarter of 2014
- Revenue of $317.5 million, flat to the third quarter of 2014
- Provision for credit losses of $10.0 million, down 36.3 percent from the third quarter of 2014
- Earnings per share of 29 cents, flat to the third quarter of 2014

Summary of Financial Results								Table 1
				Percent Change
(Dollars in thousands, except per-share data)	3Q	2Q	3Q	3Q15 vs	3Q15 vs	YTD	YTD	Percent
	2015	2015	2014	2Q15	3Q14	2015	2014	Change
Net income attributable to TCF	$52,575	$52,255	$52,317	0.6%	0.5%	$144,631	$150,199	(3.7)%
Net interest income	205,270	206,029	204,180	(0.4)	0.5	614,719	611,555	0.5
Diluted earnings per common share	0.29	0.29	0.29	—	—	0.78	0.83	(6.0)

Financial Ratios(1)
Pre-tax pre-provision return on average assets(2)	1.92%	1.94%	2.13%			1.81%	2.02%
Return on average assets	1.10	1.10	1.15			1.02	1.11
Return on average common equity	9.76	9.93	10.50			9.07	10.30
Return on average tangible common equity(3)	11.12	11.34	12.11			10.37	11.93
Net interest margin	4.40	4.44	4.60			4.45	4.64
Net charge-offs as a percentage of average loans and leases	0.23	0.41	0.66			0.31	0.52

(1) Annualized.
(2) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.
(3) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (October 22, 2015) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCB) today reported net income of $52.6 million for the third quarter of 2015, compared with net income of $52.3 million for both the third quarter of 2014 and second quarter of 2015. Diluted earnings per common share was 29 cents for the third quarter of 2015, compared with 29 cents for both the third quarter of 2014 and second quarter of 2015.

TCF reported net income of $144.6 million for the first nine months of 2015, compared with net income of $150.2 million for the same period in 2014. Diluted earnings per common share was 78 cents for the first nine months of 2015, compared with 83 cents for the same period in 2014.

Chairman's Statement
"During the third quarter, TCF continued to demonstrate its ability to originate high quality loans and leases and generate strong and diversified revenue, despite a persistently low interest rate environment," said William A. Cooper, chairman and chief executive officer. "In addition, TCF strengthened its commitment to drive shareholder value by recently announcing its first common stock dividend increase since 2008.
"As I turn the role of chief executive officer over to Craig Dahl in January 2016, I am confident in the strategies we have developed and the team we have in place. Our success will be driven by a focus on diversification, emphasizing profitable growth, improving operating leverage and maintaining our core funding sources, all within a strong enterprise risk management and credit culture."

Revenue

Total Revenue								Table 2
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q15 vs	3Q15 vs	YTD	YTD	Percent
	2015	2015	2014	2Q15	3Q14	2015	2014	Change
Net interest income	$205,270	$206,029	$204,180	(0.4)%	0.5%	$614,719	$611,555	0.5%
Non-interest income:
Fees and service charges	36,991	36,295	40,255	1.9	(8.1)	107,258	114,909	(6.7)
Card revenue	13,803	13,902	12,994	(0.7)	6.2	40,606	38,493	5.5
ATM revenue	5,739	5,540	5,863	3.6	(2.1)	16,401	16,976	(3.4)
Subtotal	56,533	55,737	59,112	1.4	(4.4)	164,265	170,378	(3.6)
Gains on sales of auto loans, net	10,423	10,756	14,863	(3.1)	(29.9)	27,444	30,603	(10.3)
Gains on sales of consumer real estate loans, net	7,143	11,954	8,762	(40.2)	(18.5)	27,860	28,619	(2.7)
Servicing fee income	8,049	7,216	5,880	11.5	36.9	22,607	15,079	49.9
Subtotal	25,615	29,926	29,505	(14.4)	(13.2)	77,911	74,301	4.9
Leasing and equipment finance	27,165	26,385	24,383	3.0	11.4	75,774	69,432	9.1
Other	3,070	1,460	3,170	110.3	(3.2)	8,657	8,341	3.8
Fees and other revenue	112,383	113,508	116,170	(1.0)	(3.3)	326,607	322,452	1.3
Gains (losses) on securities, net	(131)	(59)	(94)	(122.0)	(39.4)	(268)	1,047	N.M.
Total non-interest income	112,252	113,449	116,076	(1.1)	(3.3)	326,339	323,499	0.9
Total revenue	$317,522	$319,478	$320,256	(0.6)	(0.9)	$941,058	$935,054	0.6

Net interest margin(1)	4.40%	4.44%	4.60%			4.45%	4.64%
Total non-interest income as a percentage of total revenue	35.4	35.5	36.2			34.7	34.6

N.M. Not Meaningful.
(1) Annualized.

Net Interest Income

•
Net interest income for the third quarter of 2015 increased $1.1 million, or 0.5 percent, compared with the third quarter of 2014. The increase was primarily due to higher average loan and lease balances in the auto finance, inventory finance and leasing and equipment finance portfolios, partially offset by lower consumer real estate first mortgage lien balances due to run-off and margin compression.

•
Net interest income for the third quarter of 2015 decreased $0.8 million, or 0.4 percent, compared with the second quarter of 2015. The decrease from the second quarter of 2015 was primarily due to lower average loan balances in the inventory finance portfolio due to seasonality as well as higher promotional rates on certificates of deposit. The decrease was partially offset by higher average loan balances in the auto finance portfolio.

•
Net interest margin for the third quarter of 2015 was 4.40 percent, compared with 4.60 percent for the third quarter of 2014 and 4.44 percent for the second quarter of 2015. The decreases from both periods were primarily due to margin compression resulting from the competitive low interest rate environment and higher rates on total deposits gathered at market rates to fund asset growth.

Non-interest Income

•
Fees and service charges in the third quarter of 2015 were $37.0 million, down $3.3 million, or 8.1 percent, from the third quarter of 2014 and up $0.7 million, or 1.9 percent, from the second quarter of 2015. The decrease from the third quarter of 2014 was primarily due to consumer behavior changes, as well as higher average checking account balances per customer. The increase from the second quarter of 2015 was primarily due to seasonal differences in consumer activity.

•
TCF sold $436.6 million, $484.4 million and $436.4 million of auto loans during the third quarters of 2015 and 2014, and the second quarter of 2015, respectively, resulting in net gains in each respective period. TCF executed on its third auto loan securitization in the third quarter of 2015.

•
TCF sold $246.0 million, $233.6 million and $364.9 million of consumer real estate loans during the third quarters of 2015 and 2014, and the second quarter of 2015, respectively, resulting in net gains in each respective period. TCF has two consumer real estate loan sale programs; one that sells nationally originated junior lien loans and the other that sells first mortgage lien loans originated in our footprint through a correspondent relationship.

•
Servicing fee income was $8.0 million on $4.0 billion of average loans and leases serviced for others during the third quarter of 2015 compared with $5.9 million on $2.9 billion for the third quarter of 2014 and $7.2 million on $3.7 billion for the second quarter of 2015. The increases from both periods were primarily due to the cumulative effect of an increase in the portfolio of auto and consumer real estate loans sold with servicing retained by TCF.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q15 vs	3Q15 vs	YTD	YTD	Percent
	2015	2015	2014	2Q15	3Q14	2015	2014	Change
Period-End:
Consumer real estate:
First mortgage lien	$2,724,594	$2,865,911	$3,444,581	(4.9)%	(20.9)%
Junior lien	2,889,120	2,678,118	2,526,486	7.9	14.4
Total consumer real estate	5,613,714	5,544,029	5,971,067	1.3	(6.0)
Commercial	3,112,325	3,112,344	3,159,766	—	(1.5)
Leasing and equipment finance	3,873,581	3,791,215	3,632,793	2.2	6.6
Inventory finance	2,153,385	2,106,087	1,836,538	2.2	17.3
Auto finance	2,427,367	2,301,714	1,749,411	5.5	38.8
Other	20,674	21,852	24,003	(5.4)	(13.9)
Total	$17,201,046	$16,877,241	$16,373,578	1.9	5.1

Average:
Consumer real estate:
First mortgage lien	$2,793,129	$2,936,793	$3,498,068	(4.9)%	(20.2)%	$2,934,536	$3,607,408	(18.7)%
Junior lien	2,813,253	2,650,894	2,607,811	6.1	7.9	2,693,623	2,571,271	4.8
Total consumer real estate	5,606,382	5,587,687	6,105,879	0.3	(8.2)	5,628,159	6,178,679	(8.9)
Commercial	3,118,024	3,148,272	3,144,135	(1.0)	(0.8)	3,139,969	3,132,588	0.2
Leasing and equipment finance	3,821,590	3,751,776	3,575,698	1.9	6.9	3,767,954	3,504,194	7.5
Inventory finance	2,036,054	2,292,481	1,806,271	(11.2)	12.7	2,145,535	1,908,628	12.4
Auto finance	2,361,057	2,211,014	1,603,392	6.8	47.3	2,198,983	1,483,951	48.2
Other	9,833	10,734	11,599	(8.4)	(15.2)	10,721	12,299	(12.8)
Total	$16,952,940	$17,001,964	$16,246,974	(0.3)	4.3	$16,891,321	$16,220,339	4.1

•
Period-end loans and leases were $17.2 billion at September 30, 2015, an increase of $0.8 billion, or 5.1 percent, compared with September 30, 2014 and an increase of $0.3 billion, or 1.9 percent, compared with June 30, 2015. Average loans and leases were $17.0 billion for the third quarter of 2015, an increase of $0.7 billion, or 4.3 percent, compared with the third quarter of 2014 and consistent with the second quarter of 2015.

The increases from the third quarter of 2014 and the second quarter of 2015 for period-end loans and leases and from the third quarter of 2014 for average loans and leases were primarily due to the continued growth of the auto finance portfolio as TCF expands the number of active dealers in its network, as well as increases in the leasing and equipment finance and inventory finance portfolios, partially offset by run-off in the consumer real estate first mortgage lien portfolio. The increase from the third quarter of 2014 was also partially offset by a decrease in the consumer real estate portfolio as a result of the troubled debt restructuring ("TDR") loan sale that occurred in the fourth quarter of 2014.

•
Loan and lease originations were $3.9 billion for the third quarter of 2015, an increase of $0.4 billion, or 11.9 percent, compared with the third quarter of 2014 and consistent with the second quarter of 2015. The increase in originations from the third quarter of 2014 was primarily due to an increase in consumer real estate junior lien originations and growth in the lawn and garden and powersports segments of inventory finance.

Credit Quality

Credit Trends							Table 4
						Change
(Dollars in thousands)	3Q	2Q	1Q	4Q	3Q	3Q15 vs	3Q15 vs
	2015	2015	2015	2014	2014	2Q15	3Q14
Over 60-day delinquencies as a percentage of portfolio(1)	0.17%	0.10%	0.14%	0.14%	0.17%	7 bps	— bps
Net charge-offs as a percentage of portfolio(2)	0.23	0.41	0.28	0.40	0.66	(18)	(43)
Non-accrual loans and leases and other real estate owned	$264,694	$263,717	$284,541	$282,384	$342,725	0.4%	(22.8)%
Provision for credit losses	10,018	12,528	12,791	55,597	15,739	(20.0)	(36.3)

(1) Excludes acquired portfolios and non-accrual loans and leases.
(2) Annualized.

•
The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was 0.17 percent at September 30, 2015, consistent with September 30, 2014, and up from 0.10 percent at June 30, 2015. The increase from June 30, 2015 was primarily driven by delinquencies that have been brought current subsequent to quarter end.

•
The net charge-off rate was 0.23 percent for the third quarter of 2015, down from 0.66 percent for the third quarter of 2014, and down from 0.41 percent for the second quarter of 2015. The decreases from both periods were primarily due to improved credit quality in the consumer real estate and commercial portfolios.

•
Non-accrual loans and leases and other real estate owned was $264.7 million at September 30, 2015, a decrease of $78.0 million, or 22.8 percent, from September 30, 2014, and consistent with June 30, 2015. The decrease from September 30, 2014 was primarily due to the TDR loan sale that occurred in the fourth quarter of 2014, which included $40.1 million of non-accrual loans, as well as improving credit quality trends and continued efforts to actively work out problem loans in the commercial portfolio.

•
Provision for credit losses was $10.0 million for the third quarter of 2015, a decrease of $5.7 million, or 36.3 percent, from the third quarter of 2014, and a decrease of $2.5 million, or 20.0 percent, from the second quarter of 2015. The decreases from both periods were driven by improved credit quality in the consumer and commercial real estate portfolios.

Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q15 vs	3Q15 vs	YTD	YTD	Percent
	2015	2015	2014	2Q15	3Q14	2015	2014	Change

Checking	$5,405,442	$5,428,419	$5,077,753	(0.4)%	6.5%	$5,378,571	$5,064,401	6.2%
Savings	4,872,853	5,048,053	5,524,409	(3.5)	(11.8)	5,026,475	5,856,259	(14.2)
Money market	2,297,893	2,261,567	1,527,820	1.6	50.4	2,236,811	1,124,821	98.9
Certificates of deposit	3,400,282	3,116,718	3,028,259	9.1	12.3	3,187,577	2,773,254	14.9
Total average deposits	$15,976,470	$15,854,757	$15,158,241	0.8	5.4	$15,829,434	$14,818,735	6.8

Average interest rate on deposits(1)	0.31%	0.28%	0.28%			0.29%	0.25%

(1) Annualized.

•
Total average deposits for the third quarter of 2015 increased $0.8 billion, or 5.4 percent, from the third quarter of 2014 and increased $0.1 billion, or 0.8 percent, from the second quarter of 2015. The increases from both periods were primarily due to special campaigns for money market accounts and certificates of deposit.

•
The average interest rate on deposits for the third quarter of 2015 was 0.31 percent, up 3 basis points from both the third quarter of 2014 and the second quarter of 2015. The increase from the third quarter of 2014 was primarily due to increased average interest rates resulting from promotions for money market accounts and certificates of deposit. The increase from the second quarter of 2015 was primarily due to an increase in average interest rates on certificates of deposit.

Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
(Dollars in thousands)	3Q	2Q	3Q	3Q15 vs	3Q15 vs	YTD	YTD	Percent
	2015	2015	2014	2Q15	3Q14	2015	2014	Change

Compensation and employee benefits	$116,708	$116,159	$112,393	0.5%	3.8%	$348,682	$337,146	3.4%
Occupancy and equipment	34,159	36,152	34,121	(5.5)	0.1	107,138	103,276	3.7
FDIC insurance	4,832	4,864	7,292	(0.7)	(33.7)	15,089	22,480	(32.9)
Operating lease depreciation	9,485	8,582	7,434	10.5	27.6	25,801	20,274	27.3
Advertising and marketing	5,793	5,150	5,656	12.5	2.4	17,466	17,797	(1.9)
Other	45,750	45,887	47,888	(0.3)	(4.5)	139,770	131,841	6.0
Subtotal	216,727	216,794	214,784	—	0.9	653,946	632,814	3.3
Foreclosed real estate and repossessed assets, net	5,680	6,377	5,315	(10.9)	6.9	18,253	17,126	6.6
Other credit costs, net	(123)	(62)	(411)	(98.4)	70.1	(39)	79	N.M.
Total non-interest expense	$222,284	$223,109	$219,688	(0.4)	1.2	$672,160	$650,019	3.4

N.M. Not Meaningful.

•
Compensation and employee benefits expense increased $4.3 million, or 3.8 percent, from the third quarter of 2014 and remained consistent with the second quarter of 2015. The increase from the third quarter of 2014 was primarily due to the increased staff levels to support the growth of auto finance and further build out of the risk management function.

•
FDIC insurance expense decreased $2.5 million, or 33.7 percent, from the third quarter of 2014 and remained consistent with the second quarter of 2015. The decrease from the third quarter of 2014 was due to a lower assessment rate primarily as a result of the TDR loan sale in the fourth quarter of 2014 and improved credit metrics.

•	Operating lease depreciation is a transactional cost that is generally offset by revenue in the same period.

Capital

Capital Information		Table 7

(Dollars in thousands, except per-share data)	3Q 2015	4Q 2014
Total equity	$2,273,147	$2,135,364
Book value per common share	11.75	11.10
Tangible book value per common share(1)	10.40	9.72
Tangible common equity to tangible assets(1)	8.86%	8.50%
Capital accumulation rate(2)	10.70	10.36

	3Q 2015(3)	4Q 2014
Regulatory Capital:	Under Basel III	Under Basel I
Common equity Tier 1 capital	$1,774,729	N.A.
Tier 1 capital	2,054,711	$1,919,887
Total capital	2,446,551	2,209,999

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	10.04%	N.A.
Tier 1 risk-based capital ratio	11.62	11.76%
Total risk-based capital ratio	13.84	13.54
Tier 1 leverage ratio	10.43	10.07

N.A. Not Applicable.
(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year end common equity Tier 1 capital.
(3) The regulatory capital ratios for 3Q 2015 are preliminary pending completion and filing of the Company's regulatory reports.

•
TCF maintained strong capital ratios as the Company accumulates capital through earnings. The decrease in the Tier 1 risk-based capital ratio from the fourth quarter of 2014 was primarily the result of strong asset growth.

•
On October 19, 2015, TCF's Board of Directors declared a regular quarterly cash dividend of 7.5 cents per common share, an increase of 50 percent, payable on December 1, 2015, to stockholders of record at the close of business on November 13, 2015. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on December 1, 2015, to stockholders of record at the close of business on November 13, 2015.

Webcast Information
A live webcast of TCF's conference call to discuss the third quarter earnings will be hosted at TCF's website,     http://ir.tcfbank.com, on October 22, 2015 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of September 30, 2015, TCF had $20.1 billion in total assets and 375 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona, South Dakota and Indiana, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF's fee revenue; changes to bankruptcy laws which would result in the loss of all or part of TCF's security interest due to collateral value declines; deficiencies in TCF's compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands; ability to attract and retain employees given competitive conditions and the impact of consolidating facilities.

Litigation Risks. Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, or employment practices; and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended September 30,		Change
	2015	2014	$	%
Interest income:
Loans and leases	$207,250	$205,604	$1,646	0.8%
Securities available for sale	4,161	2,973	1,188	40.0
Securities held to maturity	1,361	1,445	(84)	(5.8)
Investments and other	10,832	9,681	1,151	11.9
Total interest income	223,604	219,703	3,901	1.8
Interest expense:
Deposits	12,302	10,711	1,591	14.9
Borrowings	6,032	4,812	1,220	25.4
Total interest expense	18,334	15,523	2,811	18.1
Net interest income	205,270	204,180	1,090	0.5
Provision for credit losses	10,018	15,739	(5,721)	(36.3)
Net interest income after provision for credit losses	195,252	188,441	6,811	3.6
Non-interest income:
Fees and service charges	36,991	40,255	(3,264)	(8.1)
Card revenue	13,803	12,994	809	6.2
ATM revenue	5,739	5,863	(124)	(2.1)
Subtotal	56,533	59,112	(2,579)	(4.4)
Gains on sales of auto loans, net	10,423	14,863	(4,440)	(29.9)
Gains on sales of consumer real estate loans, net	7,143	8,762	(1,619)	(18.5)
Servicing fee income	8,049	5,880	2,169	36.9
Subtotal	25,615	29,505	(3,890)	(13.2)
Leasing and equipment finance	27,165	24,383	2,782	11.4
Other	3,070	3,170	(100)	(3.2)
Fees and other revenue	112,383	116,170	(3,787)	(3.3)
Gains (losses) on securities, net	(131)	(94)	(37)	(39.4)
Total non-interest income	112,252	116,076	(3,824)	(3.3)
Non-interest expense:
Compensation and employee benefits	116,708	112,393	4,315	3.8
Occupancy and equipment	34,159	34,121	38	0.1
FDIC insurance	4,832	7,292	(2,460)	(33.7)
Operating lease depreciation	9,485	7,434	2,051	27.6
Advertising and marketing	5,793	5,656	137	2.4
Other	45,750	47,888	(2,138)	(4.5)
Subtotal	216,727	214,784	1,943	0.9
Foreclosed real estate and repossessed assets, net	5,680	5,315	365	6.9
Other credit costs, net	(123)	(411)	288	70.1
Total non-interest expense	222,284	219,688	2,596	1.2
Income before income tax expense	85,220	84,829	391	0.5
Income tax expense	30,528	30,791	(263)	(0.9)
Income after income tax expense	54,692	54,038	654	1.2
Income attributable to non-controlling interest	2,117	1,721	396	23.0
Net income attributable to TCF Financial Corporation	52,575	52,317	258	0.5
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$47,728	$47,470	$258	0.5

Net income per common share:
Basic	$0.29	$0.29	$—	—%
Diluted	0.29	0.29	—	—

Dividends declared per common share	$0.05	$0.05	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	165,990	163,901	2,089	1.3%
Diluted	166,556	164,480	2,076	1.3

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Nine Months Ended September 30,		Change
	2015	2014	$	%
Interest income:
Loans and leases	$620,390	$614,929	$5,461	0.9%
Securities available for sale	10,784	8,941	1,843	20.6
Securities held to maturity	4,150	3,852	298	7.7
Investments and other	31,155	26,699	4,456	16.7
Total interest income	666,479	654,421	12,058	1.8
Interest expense:
Deposits	34,454	27,625	6,829	24.7
Borrowings	17,306	15,241	2,065	13.5
Total interest expense	51,760	42,866	8,894	20.7
Net interest income	614,719	611,555	3,164	0.5
Provision for credit losses	35,337	40,140	(4,803)	(12.0)
Net interest income after provision for credit losses	579,382	571,415	7,967	1.4
Non-interest income:
Fees and service charges	107,258	114,909	(7,651)	(6.7)
Card revenue	40,606	38,493	2,113	5.5
ATM revenue	16,401	16,976	(575)	(3.4)
Subtotal	164,265	170,378	(6,113)	(3.6)
Gains on sales of auto loans, net	27,444	30,603	(3,159)	(10.3)
Gains on sales of consumer real estate loans, net	27,860	28,619	(759)	(2.7)
Servicing fee income	22,607	15,079	7,528	49.9
Subtotal	77,911	74,301	3,610	4.9
Leasing and equipment finance	75,774	69,432	6,342	9.1
Other	8,657	8,341	316	3.8
Fees and other revenue	326,607	322,452	4,155	1.3
Gains (losses) on securities, net	(268)	1,047	(1,315)	N.M.
Total non-interest income	326,339	323,499	2,840	0.9
Non-interest expense:
Compensation and employee benefits	348,682	337,146	11,536	3.4
Occupancy and equipment	107,138	103,276	3,862	3.7
FDIC insurance	15,089	22,480	(7,391)	(32.9)
Operating lease depreciation	25,801	20,274	5,527	27.3
Advertising and marketing	17,466	17,797	(331)	(1.9)
Other	139,770	131,841	7,929	6.0
Subtotal	653,946	632,814	21,132	3.3
Foreclosed real estate and repossessed assets, net	18,253	17,126	1,127	6.6
Other credit costs, net	(39)	79	(118)	N.M.
Total non-interest expense	672,160	650,019	22,141	3.4
Income before income tax expense	233,561	244,895	(11,334)	(4.6)
Income tax expense	82,258	88,755	(6,497)	(7.3)
Income after income tax expense	151,303	156,140	(4,837)	(3.1)
Income attributable to non-controlling interest	6,672	5,941	731	12.3
Net income attributable to TCF Financial Corporation	144,631	150,199	(5,568)	(3.7)
Preferred stock dividends	14,541	14,541	—	—
Net income available to common stockholders	$130,090	$135,658	$(5,568)	(4.1)

Net income per common share:
Basic	$0.79	$0.83	$(0.04)	(4.8)%
Diluted	0.78	0.83	(0.05)	(6.0)

Dividends declared per common share	$0.15	$0.15	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	165,479	163,311	2,168	1.3%
Diluted	166,013	163,823	2,190	1.3

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Change
	2015	2014	$	%
Net income attributable to TCF Financial Corporation	$52,575	$52,317	$258	0.5%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	9,972	(862)	10,834	N.M.
Reclassification of net (gains) losses to net income	281	254	27	10.6
Net investment hedges:
Unrealized gains (losses) arising during the period	2,858	1,849	1,009	54.6
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	(3,049)	(2,066)	(983)	(47.6)
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(12)	(12)	—	—
Income tax (expense) benefit	(4,947)	(464)	(4,483)	N.M.
Total other comprehensive income (loss)	5,103	(1,301)	6,404	N.M.
Comprehensive income	$57,678	$51,016	$6,662	13.1

	Nine Months Ended September 30,		Change
	2015	2014	$	%
Net income attributable to TCF Financial Corporation	$144,631	$150,199	$(5,568)	(3.7)%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	2,971	19,652	(16,681)	(84.9)
Reclassification of net (gains) losses to net income	871	(375)	1,246	N.M.
Net investment hedges:
Unrealized gains (losses) arising during the period	5,772	1,677	4,095	N.M.
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	(6,318)	(2,043)	(4,275)	N.M.
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(35)	(35)	—	—
Income tax (expense) benefit	(3,618)	(7,879)	4,261	54.1
Total other comprehensive income (loss)	(357)	10,997	(11,354)	N.M.
Comprehensive income	$144,274	$161,196	$(16,922)	(10.5)

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At Sep. 30,	At Dec. 31,	Change
	2015	2014	$	%
ASSETS:
Cash and due from banks	$786,064	$1,115,250	$(329,186)	(29.5)%
Investments	76,543	85,492	(8,949)	(10.5)
Securities held to maturity	204,129	214,454	(10,325)	(4.8)
Securities available for sale	782,995	463,294	319,701	69.0
Loans and leases held for sale	116,155	132,266	(16,111)	(12.2)
Loans and leases:
Consumer real estate:
First mortgage lien	2,724,594	3,139,152	(414,558)	(13.2)
Junior lien	2,889,120	2,543,212	345,908	13.6
Total consumer real estate	5,613,714	5,682,364	(68,650)	(1.2)
Commercial	3,112,325	3,157,665	(45,340)	(1.4)
Leasing and equipment finance	3,873,581	3,745,322	128,259	3.4
Inventory finance	2,153,385	1,877,090	276,295	14.7
Auto finance	2,427,367	1,915,061	512,306	26.8
Other	20,674	24,144	(3,470)	(14.4)
Total loans and leases	17,201,046	16,401,646	799,400	4.9
Allowance for loan and lease losses	(153,962)	(164,169)	10,207	6.2
Net loans and leases	17,047,084	16,237,477	809,607	5.0
Premises and equipment, net	445,041	436,361	8,680	2.0
Goodwill	225,640	225,640	—	—
Other assets	442,285	484,377	(42,092)	(8.7)
Total assets	$20,125,936	$19,394,611	$731,325	3.8

LIABILITIES AND EQUITY:
Deposits:
Checking	$5,378,024	$5,195,243	$182,781	3.5
Savings	4,774,766	5,212,320	(437,554)	(8.4)
Money market	2,293,390	1,993,130	300,260	15.1
Certificates of deposit	3,612,253	3,049,189	563,064	18.5
Total deposits	16,058,433	15,449,882	608,551	3.9
Short-term borrowings	36,509	4,425	32,084	N.M.
Long-term borrowings	1,184,166	1,232,065	(47,899)	(3.9)
Total borrowings	1,220,675	1,236,490	(15,815)	(1.3)
Accrued expenses and other liabilities	573,681	572,875	806	0.1
Total liabilities	17,852,789	17,259,247	593,542	3.4
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
4,006,900 issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
169,473,142 and 167,503,568 shares issued, respectively	1,695	1,675	20	1.2
Additional paid-in capital	846,243	817,130	29,113	3.6
Retained earnings, subject to certain restrictions	1,205,179	1,099,914	105,265	9.6
Accumulated other comprehensive income (loss)	(11,267)	(10,910)	(357)	(3.3)
Treasury stock at cost, 42,566 shares, and other	(50,443)	(49,400)	(1,043)	(2.1)
Total TCF Financial Corporation stockholders' equity	2,254,647	2,121,649	132,998	6.3
Non-controlling interest in subsidiaries	18,500	13,715	4,785	34.9
Total equity	2,273,147	2,135,364	137,783	6.5
Total liabilities and equity	$20,125,936	$19,394,611	$731,325	3.8

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2015	2015	2015	2014	2014	2015		2014
Consumer real estate:
First mortgage lien	0.36%	0.38%	0.53%	0.49%	0.45%	(2)	bps	(9)	bps
Junior lien	0.08	0.08	0.11	0.08	0.10	—		(2)
Total consumer real estate	0.21	0.22	0.32	0.30	0.30	(1)		(9)
Commercial	0.25	—	—	—	0.13	25		12
Leasing and equipment finance	0.19	0.06	0.09	0.07	0.06	13		13
Inventory finance	0.01	—	—	—	0.01	1		—
Auto finance	0.11	0.11	0.16	0.22	0.21	—		(10)
Other	0.17	0.11	0.02	—	0.02	6		15
Subtotal	0.17	0.10	0.14	0.14	0.17	7		—
Acquired portfolios	0.37	0.28	0.21	0.03	2.27	9		(190)
Total delinquencies	0.17	0.10	0.14	0.14	0.17	7		—

(1) Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2015	2015	2015	2014	2014	2015		2014
Consumer real estate:
First mortgage lien	0.53%	0.79%	0.62%	0.80%	2.10%	(26)	bps	(157)	bps
Junior lien	0.11	0.59	0.38	0.46	0.59	(48)		(48)
Total consumer real estate	0.32	0.69	0.51	0.66	1.45	(37)		(113)
Commercial	—	0.21	(0.07)	0.12	(0.02)	(21)		2
Leasing and equipment finance	0.09	0.16	0.10	0.08	0.13	(7)		(4)
Inventory finance	0.03	0.11	0.08	0.12	0.06	(8)		(3)
Auto finance	0.62	0.66	0.66	0.83	0.61	(4)		1
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.23	0.41	0.28	0.40	0.66	(18)		(43)

N.M. Not Meaningful.
(1) Annualized.

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2015	2015	2015	2014	2014	2015	2014
Balance, beginning of period	$205,710	$222,143	$216,734	$275,111	$260,294	$(16,433)	$(54,584)
Additions	48,505	40,846	51,647	44,626	83,597	7,659	(35,092)
Charge-offs	(7,055)	(14,050)	(8,921)	(14,456)	(24,430)	6,995	17,375
Transfers to other assets	(16,400)	(17,738)	(16,781)	(18,471)	(17,404)	1,338	1,004
Return to accrual status	(10,190)	(10,298)	(7,668)	(8,280)	(12,966)	108	2,776
Payments received	(14,721)	(15,543)	(10,974)	(21,859)	(13,459)	822	(1,262)
Sales	(705)	(353)	(2,250)	(40,354)	—	(352)	(705)
Other, net	966	703	356	417	(521)	263	1,487
Balance, end of period	$206,110	$205,710	$222,143	$216,734	$275,111	$400	$(69,001)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2015	2015	2015	2014	2014	2015	2014
Balance, beginning of period	$58,007	$62,398	$65,650	$67,614	$65,080	$(4,391)	$(7,073)
Transferred in	15,087	15,359	15,513	18,220	14,854	(272)	233
Sales	(13,442)	(17,164)	(15,399)	(13,766)	(11,943)	3,722	(1,499)
Writedowns	(2,868)	(4,003)	(3,424)	(5,753)	(2,750)	1,135	(118)
Other, net	1,800	1,417	58	(665)	2,373	383	(573)
Balance, end of period	$58,584	$58,007	$62,398	$65,650	$67,614	$577	$(9,030)

Allowance for Loan and Lease Losses

	At September 30,		At June 30,		At September 30,
	2015		2015		2014		Change from
		% of		% of		% of	Jun. 30,		Sep. 30,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2015		2014
Consumer real estate	$70,329	1.25%	$74,687	1.35%	$145,125	2.43%	(10)	bps	(118)	bps
Commercial	30,006	0.96	30,205	0.97	33,290	1.05	(1)		(9)
Leasing and equipment finance	18,177	0.47	17,669	0.47	17,600	0.48	—		(1)
Inventory finance	11,121	0.52	10,879	0.52	9,556	0.52	—		—
Auto finance	23,722	0.98	22,061	0.96	16,308	0.93	2		5
Other	607	2.94	614	2.81	779	3.25	13		(31)
Total	$153,962	0.90	$156,115	0.93	$222,658	1.36	(3)		(46)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2015			2014
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$463,312	$2,937	2.52%	$493,309	$3,800	3.06%
Securities held to maturity	205,264	1,361	2.65	217,114	1,445	2.66
Securities available for sale(3)	694,373	4,432	2.55	446,514	2,973	2.66
Loans and leases held for sale	348,215	7,895	9.00	301,512	5,881	7.74
Loans and leases:
Consumer real estate:
Fixed-rate	2,637,875	37,988	5.72	3,292,031	47,221	5.69
Variable-rate	2,968,507	38,287	5.12	2,813,848	36,556	5.15
Total consumer real estate	5,606,382	76,275	5.40	6,105,879	83,777	5.44
Commercial:
Fixed-rate	1,137,744	14,484	5.05	1,443,130	17,870	4.91
Variable- and adjustable-rate	1,980,280	18,958	3.80	1,701,005	16,787	3.92
Total commercial	3,118,024	33,442	4.26	3,144,135	34,657	4.37
Leasing and equipment finance	3,821,590	43,863	4.59	3,575,698	42,130	4.71
Inventory finance	2,036,054	29,915	5.83	1,806,271	28,137	6.18
Auto finance	2,361,057	24,557	4.13	1,603,392	17,601	4.36
Other	9,833	157	6.31	11,599	231	7.90
Total loans and leases(4)	16,952,940	208,209	4.88	16,246,974	206,533	5.05
Total interest-earning assets	18,664,104	224,834	4.79	17,705,423	220,632	4.95
Other assets(5)	1,219,585			1,148,033
Total assets	$19,883,689			$18,853,456
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,649,995			$1,540,794
Small business	852,211			823,273
Commercial and custodial	516,461			424,134
Total non-interest bearing deposits	3,018,667			2,788,201
Interest-bearing deposits:
Checking	2,399,119	135	0.02	2,307,066	236	0.04
Savings	4,860,509	638	0.05	5,506,895	2,088	0.15
Money market	2,297,893	3,571	0.62	1,527,820	2,288	0.59
Certificates of deposit	3,400,282	7,958	0.93	3,028,259	6,099	0.80
Total interest-bearing deposits	12,957,803	12,302	0.38	12,370,040	10,711	0.34
Total deposits	15,976,470	12,302	0.31	15,158,241	10,711	0.28
Borrowings:
Short-term borrowings	30,326	17	0.22	9,523	23	0.95
Long-term borrowings	1,060,092	6,015	2.27	1,060,135	4,789	1.80
Total borrowings	1,090,418	6,032	2.21	1,069,658	4,812	1.80
Total interest-bearing liabilities	14,048,221	18,334	0.52	13,439,698	15,523	0.46
Total deposits and borrowings	17,066,888	18,334	0.43	16,227,899	15,523	0.38
Other liabilities	578,718			537,864
Total liabilities	17,645,606			16,765,763
Total TCF Financial Corp. stockholders' equity	2,218,614			2,071,140
Non-controlling interest in subsidiaries	19,469			16,553
Total equity	2,238,083			2,087,693
Total liabilities and equity	$19,883,689			$18,853,456
Net interest income and margin		$206,500	4.40		$205,109	4.60

(1) Interest and yields are presented on a fully tax-equivalent basis.
(2) Annualized.
(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.
(4) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.
(5) Includes operating leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015			2014
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$559,443	$9,650	2.31%	$578,768	$11,839	2.73%
Securities held to maturity	208,891	4,150	2.65	192,181	3,852	2.67
Securities available for sale(3)	581,801	11,078	2.54	440,727	8,941	2.70
Loans and leases held for sale	322,022	21,505	8.93	246,283	14,860	8.07
Loans and leases:
Consumer real estate:
Fixed-rate	2,774,523	121,044	5.83	3,394,126	144,125	5.68
Variable-rate	2,853,636	109,476	5.13	2,784,553	107,129	5.14
Total consumer real estate	5,628,159	230,520	5.48	6,178,679	251,254	5.44
Commercial:
Fixed-rate	1,201,022	45,168	5.03	1,505,730	56,869	5.05
Variable- and adjustable-rate	1,938,947	55,972	3.86	1,626,858	49,116	4.04
Total commercial	3,139,969	101,140	4.31	3,132,588	105,985	4.52
Leasing and equipment finance	3,767,954	131,086	4.64	3,504,194	124,185	4.73
Inventory finance	2,145,535	91,671	5.71	1,908,628	86,088	6.03
Auto finance	2,198,983	68,041	4.14	1,483,951	49,158	4.43
Other	10,721	555	6.92	12,299	703	7.64
Total loans and leases(4)	16,891,321	623,013	4.93	16,220,339	617,373	5.09
Total interest-earning assets	18,563,478	669,396	4.82	17,678,298	656,865	4.96
Other assets(5)	1,222,171			1,122,573
Total assets	$19,785,649			$18,800,871
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,665,489			$1,552,477
Small business	826,581			794,735
Commercial and custodial	501,297			400,010
Total non-interest bearing deposits	2,993,367			2,747,222
Interest-bearing deposits:
Checking	2,400,338	423	0.02	2,337,624	758	0.04
Savings	5,011,341	2,539	0.07	5,835,814	7,023	0.16
Money market	2,236,811	10,588	0.63	1,124,821	3,961	0.47
Certificates of deposit	3,187,577	20,904	0.88	2,773,254	15,883	0.77
Total interest-bearing deposits	12,836,067	34,454	0.36	12,071,513	27,625	0.31
Total deposits	15,829,434	34,454	0.29	14,818,735	27,625	0.25
Borrowings:
Short-term borrowings	15,606	47	0.40	108,860	248	0.30
Long-term borrowings	1,158,070	17,259	1.99	1,305,980	14,993	1.53
Total borrowings	1,173,676	17,306	1.97	1,414,840	15,241	1.44
Total interest-bearing liabilities	14,009,743	51,760	0.49	13,486,353	42,866	0.42
Total deposits and borrowings	17,003,110	51,760	0.41	16,233,575	42,866	0.35
Other liabilities	587,168			529,397
Total liabilities	17,590,278			16,762,972
Total TCF Financial Corp. stockholders' equity	2,175,676			2,020,151
Non-controlling interest in subsidiaries	19,695			17,748
Total equity	2,195,371			2,037,899
Total liabilities and equity	$19,785,649			$18,800,871
Net interest income and margin		$617,636	4.45		$613,999	4.64

(1) Interest and yields are presented on a fully tax-equivalent basis.
(2) Annualized.
(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.
(4) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.
(5) Includes operating leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2015	2015	2015	2014	2014
Interest income:
Loans and leases	$207,250	$207,164	$205,976	$205,507	$205,604
Securities available for sale	4,161	3,543	3,080	3,053	2,973
Securities held to maturity	1,361	1,384	1,405	1,429	1,445
Investments and other	10,832	10,990	9,333	9,819	9,681
Total interest income	223,604	223,081	219,794	219,808	219,703
Interest expense:
Deposits	12,302	11,080	11,072	10,760	10,711
Borrowings	6,032	5,972	5,302	4,974	4,812
Total interest expense	18,334	17,052	16,374	15,734	15,523
Net interest income	205,270	206,029	203,420	204,074	204,180
Provision for credit losses	10,018	12,528	12,791	55,597	15,739
Net interest income after provision for credit losses	195,252	193,501	190,629	148,477	188,441
Non-interest income:
Fees and service charges	36,991	36,295	33,972	39,477	40,255
Card revenue	13,803	13,902	12,901	12,830	12,994
ATM revenue	5,739	5,540	5,122	5,249	5,863
Subtotal	56,533	55,737	51,995	57,556	59,112
Gains on sales of auto loans, net	10,423	10,756	6,265	12,962	14,863
Gains on sales of consumer real estate loans, net	7,143	11,954	8,763	6,175	8,762
Servicing fee income	8,049	7,216	7,342	6,365	5,880
Subtotal	25,615	29,926	22,370	25,502	29,505
Leasing and equipment finance	27,165	26,385	22,224	24,367	24,383
Other	3,070	1,460	4,127	2,363	3,170
Fees and other revenue	112,383	113,508	100,716	109,788	116,170
Gains (losses) on securities, net	(131)	(59)	(78)	(20)	(94)
Total non-interest income	112,252	113,449	100,638	109,768	116,076
Non-interest expense:
Compensation and employee benefits	116,708	116,159	115,815	115,796	112,393
Occupancy and equipment	34,159	36,152	36,827	35,747	34,121
FDIC insurance	4,832	4,864	5,393	2,643	7,292
Operating lease depreciation	9,485	8,582	7,734	6,878	7,434
Advertising and marketing	5,793	5,150	6,523	5,146	5,656
Other	45,750	45,887	48,133	48,063	47,888
Subtotal	216,727	216,794	220,425	214,273	214,784
Foreclosed real estate and repossessed assets, net	5,680	6,377	6,196	7,441	5,315
Other credit costs, net	(123)	(62)	146	44	(411)
Total non-interest expense	222,284	223,109	226,767	221,758	219,688
Income before income tax expense	85,220	83,841	64,500	36,487	84,829
Income tax expense	30,528	28,902	22,828	11,011	30,791
Income after income tax expense	54,692	54,939	41,672	25,476	54,038
Income attributable to non-controlling interest	2,117	2,684	1,871	1,488	1,721
Net income attributable to TCF Financial Corporation	52,575	52,255	39,801	23,988	52,317
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$47,728	$47,408	$34,954	$19,141	$47,470

Net income per common share:
Basic	$0.29	$0.29	$0.21	$0.12	$0.29
Diluted	0.29	0.29	0.21	0.12	0.29

Dividends declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05

Financial highlights:
Pre-tax pre-provision profit(1)	$95,238	$96,369	$77,291	$92,084	$100,568
Return on average assets(2)	1.10%	1.10%	0.85%	0.53%	1.15%
Return on average common equity(2)	9.76	9.93	7.47	4.15	10.50
Net interest margin(2)	4.40	4.44	4.50	4.49	4.60

(1) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.
(2) Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014
ASSETS:
Investments and other	$463,312	$551,630	$665,606	$611,286	$493,309
Securities held to maturity	205,264	209,834	211,646	215,039	217,114
Securities available for sale(1)	694,373	573,919	474,697	465,676	446,514
Loans and leases held for sale	348,215	340,912	276,149	297,474	301,512
Loans and leases:
Consumer real estate:
Fixed-rate	2,637,875	2,776,177	2,912,535	3,257,428	3,292,031
Variable-rate	2,968,507	2,811,510	2,778,805	2,801,728	2,813,848
Total consumer real estate	5,606,382	5,587,687	5,691,340	6,059,156	6,105,879
Commercial:
Fixed-rate	1,137,744	1,193,011	1,273,806	1,362,306	1,443,130
Variable- and adjustable-rate	1,980,280	1,955,261	1,880,202	1,781,308	1,701,005
Total commercial	3,118,024	3,148,272	3,154,008	3,143,614	3,144,135
Leasing and equipment finance	3,821,590	3,751,776	3,729,481	3,611,557	3,575,698
Inventory finance	2,036,054	2,292,481	2,108,871	1,891,504	1,806,271
Auto finance	2,361,057	2,211,014	2,021,144	1,817,024	1,603,392
Other	9,833	10,734	11,616	11,396	11,599
Total loans and leases(2)	16,952,940	17,001,964	16,716,460	16,534,251	16,246,974
Total interest-earning assets	18,664,104	18,678,259	18,344,558	18,123,726	17,705,423
Other assets(3)	1,219,585	1,211,774	1,235,328	1,132,112	1,148,033
Total assets	$19,883,689	$19,890,033	$19,579,886	$19,255,838	$18,853,456

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,649,995	$1,699,668	$1,646,769	$1,528,579	$1,540,794
Small business	852,211	822,683	804,323	842,004	823,273
Commercial and custodial	516,461	497,883	489,248	455,086	424,134
Total non-interest bearing deposits	3,018,667	3,020,234	2,940,340	2,825,669	2,788,201
Interest-bearing deposits:
Checking	2,399,119	2,422,909	2,378,761	2,301,035	2,307,066
Savings	4,860,509	5,033,329	5,143,295	5,272,196	5,506,895
Money market	2,297,893	2,261,567	2,149,340	1,869,350	1,527,820
Certificates of deposit	3,400,282	3,116,718	3,041,790	3,041,722	3,028,259
Total interest-bearing deposits	12,957,803	12,834,523	12,713,186	12,484,303	12,370,040
Total deposits	15,976,470	15,854,757	15,653,526	15,309,972	15,158,241
Borrowings:
Short-term borrowings	30,326	8,246	7,999	9,383	9,523
Long-term borrowings	1,060,092	1,236,465	1,178,962	1,326,591	1,060,135
Total borrowings	1,090,418	1,244,711	1,186,961	1,335,974	1,069,658
Total interest-bearing liabilities	14,048,221	14,079,234	13,900,147	13,820,277	13,439,698
Total deposits and borrowings	17,066,888	17,099,468	16,840,487	16,645,946	16,227,899
Other liabilities	578,718	594,352	588,541	485,655	537,864
Total liabilities	17,645,606	17,693,820	17,429,028	17,131,601	16,765,763
Total TCF Financial Corporation stockholders' equity	2,218,614	2,173,699	2,133,781	2,109,402	2,071,140
Non-controlling interest in subsidiaries	19,469	22,514	17,077	14,835	16,553
Total equity	2,238,083	2,196,213	2,150,858	2,124,237	2,087,693
Total liabilities and equity	$19,883,689	$19,890,033	$19,579,886	$19,255,838	$18,853,456

(1) Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.
(2) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.
(3) Includes operating leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014
ASSETS:
Investments and other	2.52%	2.34%	2.13%	2.31%	3.06%
Securities held to maturity	2.65	2.64	2.66	2.66	2.66
Securities available for sale(3)	2.55	2.49	2.60	2.62	2.66
Loans and leases held for sale	9.00	9.15	8.57	8.36	7.74
Loans and leases:
Consumer real estate:
Fixed-rate	5.72	5.73	6.03	5.71	5.69
Variable-rate	5.12	5.13	5.14	5.14	5.15
Total consumer real estate	5.40	5.43	5.60	5.45	5.44
Commercial:
Fixed-rate	5.05	5.03	5.01	4.92	4.91
Variable- and adjustable-rate	3.80	3.85	3.94	3.86	3.92
Total commercial	4.26	4.30	4.37	4.32	4.37
Leasing and equipment finance	4.59	4.66	4.66	4.74	4.71
Inventory finance	5.83	5.61	5.71	5.56	6.18
Auto finance	4.13	4.11	4.18	4.24	4.36
Other	6.31	6.92	7.44	7.93	7.90
Total loans and leases	4.88	4.90	5.00	4.96	5.05

Total interest-earning assets	4.79	4.81	4.86	4.84	4.95

LIABILITIES:
Interest-bearing deposits:
Checking	0.02	0.02	0.03	0.03	0.04
Savings	0.05	0.06	0.09	0.10	0.15
Money market	0.62	0.61	0.67	0.65	0.59
Certificates of deposit	0.93	0.86	0.83	0.81	0.80
Total interest-bearing deposits	0.38	0.35	0.35	0.34	0.34
Total deposits	0.31	0.28	0.29	0.28	0.28
Borrowings:
Short-term borrowings	0.22	0.63	0.89	0.56	0.95
Long-term borrowings	2.27	1.93	1.80	1.49	1.80
Total borrowings	2.21	1.92	1.79	1.49	1.80

Total interest-bearing liabilities	0.52	0.49	0.48	0.45	0.46

Net interest margin	4.40	4.44	4.50	4.49	4.60

(1) Annualized.
(2) Yields are presented on a fully tax-equivalent basis.
(3) Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands)
(Unaudited)

	At Sep. 30,	At Dec. 31,
	2015	2014
Computation of tangible common equity to tangible assets:
Total equity	$2,273,147	$2,135,364
Less: Non-controlling interest in subsidiaries	18,500	13,715
Total TCF Financial Corporation stockholders' equity	2,254,647	2,121,649
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	3,518	4,641
Tangible common equity	$1,762,249	$1,628,128

Total assets	$20,125,936	$19,394,611
Less:
Goodwill	225,640	225,640
Other intangibles	3,518	4,641
Tangible assets	$19,896,778	$19,164,330

Tangible common equity to tangible assets	8.86%	8.50%

	At Sep. 30,	At Dec. 31,
	2015	2014
Computation of tangible book value per common share:
Tangible common equity	$1,762,249	$1,628,128
Common stock shares outstanding	169,430,576	167,461,002

Tangible book value per common share	$10.40	$9.72

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2015	2015	2014	2015	2014
Computation of return on average tangible common equity:
Net income available to common stockholders	$47,728	$47,408	$47,470	$130,090	$135,658
Other intangibles amortization, net of tax	248	246	265	739	796
Adjusted net income available to common stockholders	$47,976	$47,654	$47,735	$130,829	$136,454

Average balances:
Total equity	$2,238,083	$2,196,213	$2,087,693	$2,195,371	$2,037,899
Less: Non-controlling interest in subsidiaries	19,469	22,514	16,553	19,695	17,748
Total TCF Financial Corporation stockholders' equity	2,218,614	2,173,699	2,071,140	2,175,676	2,020,151
Less:
Preferred stock	263,240	263,240	263,240	263,240	263,240
Goodwill	225,640	225,640	225,640	225,640	225,640
Other intangibles	3,738	4,110	5,291	4,104	5,709
Average tangible common equity	$1,725,996	$1,680,709	$1,576,969	$1,682,692	$1,525,562

Return on average tangible common equity(2)	11.12%	11.34%	12.11%	10.37%	11.93%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.